Exhibit 10.29.6

EXECUTION VERSION

AMENDMENT NO. 6 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2018 by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of March 12, 2018 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Section 6.2 of the Agreement is hereby amended by deleting subsection (d) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(d) Servicing Agreement. If there is a Servicer of the Purchased Mortgage Loans, Seller shall enter into a Servicing Agreement with the Servicer on behalf of Buyer, which such Servicing Agreement shall be on terms agreed to by Buyer, and which shall include, at a minimum, (i) a recognition by the Servicer of Buyer’s interests and rights to the Purchased Mortgage Loans as provided under this Agreement, including, without limitation, Buyer’s ownership of the servicing rights related to the Purchased Mortgage Loans; (ii) an obligation for the Servicer to subservice the Purchased Mortgage Loans consistent with the degree of skill and care that the Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it but in no event no less than in accordance with Accepted Servicing Practices; (iii) an obligation to comply with all applicable federal, state and local laws and regulations; (iv) an obligation to maintain all state and federal licenses necessary for it to perform its subservicing responsibilities; (v) an obligation not to impair the rights of Buyer in any Purchased Mortgage Loans or any payment thereto and (vi) an obligation to collect all sums payable in respect of the Purchased Mortgage Loans on behalf of Buyer, in trust, in segregated custodial accounts and, solely with regard to collections from any Jumbo Aggregation Mortgage Loan, remit such Income to the Custodial Account within two (2) Business Days of receipt. Further, such Servicing Agreement shall contain express reporting requirements and other rights to allow Buyer to inspect the records of the Servicer with respect to the Purchased Mortgage Loans. Buyer may terminate the subservicing of any Purchased Mortgage Loan with the then existing Servicer in accordance with either Section 6.2(f) or Section 6.2(m).

(b) Section 6.2 of the Agreement is hereby amended by deleting subsections (h), (i), (j) and (k) thereof in their respective entireties and replacing them with the following:

(h) Right to Appoint Successor Servicer. Buyer reserves the right, in its sole discretion, to appoint a successor servicer to subservice any Purchased Mortgage Loan

(each a “Successor Servicer”). In the event of such an appointment, Seller or the Servicer, as applicable, shall perform all acts and take all action so that any part of the Mortgage Loan File and related servicing records held by Seller or the Servicer, together with all funds (including, without limitation, all funds in the Custodial Account with respect to Jumbo Aggregation Mortgage Loans) and other receipts relating to such Purchased Mortgage Loan, are promptly delivered to the Successor Servicer. Seller shall have no claim for servicing fees, lost profits or other damages if Buyer appoints a Successor Servicer hereunder.

(i) Custodial Account. Solely with respect to Jumbo Aggregation Mortgage Loans:

(i) Seller shall establish and maintain a segregated time or demand deposit account for the benefit of Buyer (the “Custodial Account”) with an Eligible Bank and shall promptly deposit (but in no event later than two (2) Business Days after receipt) into the Custodial Account all Income received with respect to each Purchased Mortgage Loan that is a Jumbo Aggregation Mortgage Loan sold hereunder. The Custodial Account may not be a deposit account that is established to serve as a custodial account for mortgage loans that Seller services for other parties. Under no circumstances shall Seller deposit any of its own funds into the Custodial Account or otherwise commingle its own funds with funds belonging to Buyer as owner of any Purchased Mortgage Loan. If Seller fails to segregate any funds and commingles them with any source in breach of this Agreement, Seller agrees that its share of the commingled funds are assumed to have been spent first with any remaining balance to be deemed to belong to Buyer.

(ii) Seller hereby grants to Buyer a continuing first-priority security interest in all right, title, and interest in and to the Custodial Account. Subject to Section 7.2(i) below, Seller shall perfect Buyer’s security interest in the Custodial Account, and, during an Event of Default which has occurred and is continuing, either (A) cause the Eligible Bank to agree to comply at any time with instructions from Buyer to such Eligible Bank directing the disposition of funds from time to time credited to such Custodial Account, without further consent of Seller or any other Person, pursuant to an agreement in form and substance satisfactory to Buyer or (B) arrange for Buyer to become the customer of the Eligible Bank with respect to the Custodial Account, with Seller being permitted to exercise rights to withdraw funds from such Custodial Account as set forth in Section 6.2(i)(iii)(3) below (together, the “Control Agreement”).

(iii) Any Income received with respect to a Purchased Mortgage Loan that is a Jumbo Aggregation Mortgage Loan purchased hereunder (but not any interest accrued on such Jumbo Aggregation Mortgage Loan up to but not including the Purchase Date for such Jumbo Aggregation Mortgage Loan), shall be segregated as described above and held in trust for the exclusive benefit of Buyer as the owner of such Jumbo Aggregation Mortgage Loan and shall be released only as follows:

(1) after the Repurchase Price for such Jumbo Aggregation Mortgage Loan has been paid in full to Buyer, all amounts previously deposited in the Custodial Account with respect to such Jumbo Aggregation Mortgage Loan and then in the Custodial Account shall be released by Buyer to Seller or transferred to the Approved Investor or its designee if authorized by Seller;

(2) if a Successor Servicer is appointed by Buyer, all amounts deposited in the Custodial Account with respect to Jumbo Aggregation Mortgage Loans to be so subserviced shall be transferred into an account established by the Successor Servicer pursuant to its agreement with Buyer; or

(3) upon instruction by Buyer.

(j) Location of Custodial Account. Solely with respect to any Custodial Account created for Jumbo Aggregation Mortgage Loans pursuant to Section 6.2(i) above, Seller shall not change the identity or location of such Custodial Account without thirty (30) days prior notice to Buyer. Seller shall from time to time, at its own cost and expense, execute such directions to the depository Eligible Bank, and other papers, documents or instruments as may be reasonably requested by Buyer to reflect Buyer’s ownership interest in such Custodial Account.

(k) Accounting of Custodial Account. If Buyer so requests, Seller shall promptly notify Buyer of each deposit in the Custodial Account, and each withdrawal from the Custodial Account, made by it with respect to the Purchased Mortgage Loans. Seller shall promptly deliver to Buyer photocopies of all periodic bank statements and other records relating to any Custodial Account as Buyer may from time to time request.

(c) Section 9.3 of the Agreement is hereby amended by deleting the word “and” at the end of subsection (n) thereof, adding the word “and” after subsection (o) thereof, and inserting the following new subsection immediately following subsection (o):

(p) the occurrence of a Parent Change of Control.

(d) Section 10.1 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

10.1 No Initial Public Offering Without Consent. Neither Seller nor any of its Affiliates shall permit or consummate any IPO without the prior written consent of Buyer.

(e) Section 11.1 of the Agreement is hereby amended by deleting subsection (q) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(q) a breach of any of Seller’s or Servicer’s subservicing obligations, including, but not limited to, its failure to deposit any funds required to be deposited under Section 6.2(i) into the Custodial Account;

(f) Section 11.3 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

11.3

Treatment of Custodial Account. During the existence of a Potential Default or an Event of Default, notwithstanding any other provision of this Agreement, Seller shall have no right to withdraw or release any funds in the Custodial Account to itself or for its benefit, nor shall it have any right to set-off any amount owed to it by Buyer against funds held by it for Buyer in the Custodial Account. During the existence of an Event of Default, Seller shall promptly remit to or at the direction of Buyer all funds related to the Purchased Mortgage Loans in the Custodial Account.

(g) Exhibit A to the Agreement is hereby amended by deleting the definition of “Change of Control” in its entirety and replacing it with the following (modified text underlined for review purposes):

Change of Control: Change of Control shall mean any of the following:

(a) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, LD Holdings and LD Intermediate, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of Seller entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;

(b) the sale or disposition of all or substantially all of Seller’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(c) the dissolution or liquidation of Seller; or

(d) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

(h) Exhibit A to the Agreement is hereby amended by deleting the word “and” appearing at the end of subsection (k) of the definition of “Purchased Assets”, deleting the “.”at the end of subsection (l) thereof and replacing it with “; and”, and inserting the following new subsection immediately following subsection (l):

(m) the Custodial Account and all amounts on deposit therein.

(i) Exhibit A to the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

Equity Investors: The holders of the equity interests in Seller immediately prior to the Restructuring Transactions, and their respective Family Members and Family Trusts.

Family Member: With respect to any individual, any other individual having a relationship by blood, marriage, or adoption to such individual.

Family Trust: With respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual.

Income: With respect to any Purchased Mortgage Loan at any time, any principal and/or interest thereon and all dividends, Proceeds and other collections and distributions thereon.

IPO: The initial public offering of shares of LD Holdings or any of its Subsidiaries and any transactions related thereto.

LD Holdings: LD Holdings Group LLC, a Delaware limited liability company.

LD Intermediate: LD Intermediate, LLC, a Delaware limited liability company.

LD Investment Holdings: LD Investment Holdings, Inc., a Delaware corporation.

Parent Change of Control: With respect to LD Holdings, any of the following:

(a) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Parent Equity Investors as of the date hereof, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of LD Holdings entitled to vote for members of the board of directors or equivalent governing body of LD Holdings on a fully-diluted basis;

(b) the sale or disposition of all or substantially all of LD Holding’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(c) the dissolution or liquidation of LD Holdings; or

(d) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

Parent Equity Investors: The holders of the equity interests in LD Holdings and LD Intermediate, and their respective Family Members and Family Trusts.

Restructuring Transactions: The following transactions undertaken in connection with an organizational restructure of Seller: (a) the creation of LD Holdings and LD Intermediate, a wholly-owned subsidiary of LD Holdings, (b) the assignment to LD Holdings and LD Intermediate of all of the equity of Seller, such that following such assignment LD Holdings would own not less than 99% of the equity in Seller, and LD Intermediate would own 1% or less of the equity in Seller, and (c) the ownership of all of the equity of LD Holdings by the Parent Equity Investors.

(j) Exhibit L, “Representations and Warranties Concerning Seller”, is hereby amended by deleting paragraph (s) thereof and replacing it with the following:

(s) Custodial Account. Solely with respect to Jumbo Aggregation Mortgage Loans, all funds required to be segregated and deposited into the Custodial Account have been so segregated and deposited.

2.	Conditions Precedent. This Amendment shall become effective as of the Effective Date, subject to the satisfaction of the following conditions precedent:

(i)

Seller shall have delivered to Buyer a certificate of Seller’s corporate secretary, substantially in the form of Exhibit C to the Agreement as to the incumbency and authenticity of the signatures of the officers of Seller executing this Amendment and Amendment No. 5 to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, and attaching Seller’s certificate of formation and limited liability company agreement amended, as applicable, to address the Restructure Transactions, and a certificate of good standing; and

(ii)	Seller hereby agrees that the Restructuring Transactions, other than the assignment of equity interests in Seller to LD Intermediate, shall have occurred.

3.

Consent to Restructuring Transactions. For the avoidance of doubt, Buyer and Seller hereby acknowledge and agree that this Amendment shall memorialize Buyer’s consent to Seller’s consummation of the Restructuring Transactions, and that such consent is deemed to be effective as of December 31, 2017.

4.

No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

5.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

6.

Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

7.

Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

8.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

9.

Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.	LOANDEPOT.COM, LLC

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 6 to A&R MRA